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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 02549

                              --------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 5, 1998


                         PEOPLES TELEPHONE COMPANY, INC.
           ----------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


            New York                1-12443                     13-2626435
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(State or Other Jurisdiction      (Commission                 (IRS Employer
      of Incorporation)           File Number)            Identification Number)


  2300 N.W. 89th Place, Miami, Florida                             33172
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(Address of principal executive offices)                         (Zip Code)


        Registrant's Telephone number, including area code (305) 593-9667
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Item 1. Change in Control of Registrant

         (a) Not applicable.

         (b) On July 5, 1998, Peoples Telephone Company, Inc. ("Peoples") entered into a definitive Agreement and Plan of Merger and Reorganization (the "Merger Agreement") with Davel Communications Group, Inc. ("Old Davel") and Davel Holdings, Inc. ("New Davel"), a company formed in connection with the previously announced acquisition of PhoneTel Technologies, Inc. by Old Davel (the "PhoneTel/Davel Transaction"). Pursuant to the Merger Agreement, Peoples will become a subsidiary of Old Davel or, in the event that the PhoneTel/Davel Transaction is consummated at the same time or prior to consummation of the merger pursuant to the Merger Agreement (the "Peoples/Davel Transaction"), New Davel.

         Under the terms of the Merger Agreement, which has been unanimously approved by the boards of directors of Peoples, Old Davel and New Davel, holders of outstanding common stock of Peoples will receive 0.235 shares of Old Davel common stock for each outstanding share of Peoples common stock. The exchange ratio is fixed and not subject to adjustment. Based on Old Davel's closing price of $24.9375 on July 2, 1998, the last trading day prior to announcement of the Peoples/Davel Transaction, Peoples' common stock would be valued at $5.86 per share. The transaction is expected to be tax free to shareholders of both Peoples and Old Davel.

         Consummation of the Peoples/Davel Transaction is conditioned upon its approval by shareholders of both Peoples and Old Davel, its eligibility for pooling-of-interests accounting treatment, and the receipt of regulatory approvals, including termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Peoples/Davel Transaction is also subject to certain other conditions, including the conversion of Peoples Series C Cumulative Convertible Preferred Stock (the "Series C Preferred Stock") into common stock and receipt by Old Davel of financing for, and successful consummation of, a cash tender offer for Peoples' 12 1/4% Senior Notes due 2002, pursuant to which a minimum of 85% of the outstanding principal amount of $100 million shall have been tendered. No assurances can be given that all of the conditions to consummation of the Peoples/Davel Transaction will be satisfied. The closing of the Peoples/Davel Transaction is not contingent upon consummation of the PhoneTel/Davel Transaction.

         In connection with the Merger Agreement, Old Davel, New Davel, Peoples and UBS Capital II LLC ("UBS") entered into a Corporate Governance, Liquidity and Voting Agreement, dated as of July 5, 1998 (the "UBS Voting Agreement"), pursuant to which, among other things, UBS agreed to vote all of its shares of Series C Preferred Stock in favor of the approval of the Merger Agreement. The UBS Voting Agreement also provides that a representative of UBS who currently serves on the board of directors of Peoples will serve for one year on the board of directors of Old Davel or New Davel (as appropriate). UBS will also be entitled to receive additional shares of common stock of Old Davel or New Davel (as appropriate) in respect of accrued and unpaid dividends on its shares of Series C Preferred Stock, as well as the agreed-upon


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future fair value of the Series C Preferred Stock. UBS has also been granted registration rights, to become effective under certain circumstances, with respect to the shares it will receive in the Peoples/Davel Transaction. UBS is the holder of all of the outstanding shares of Series C Preferred Stock.

         Old Davel and Peoples also entered into a Termination Option Agreement, dated as of July 5, 1998 (the "Option Agreement"), pursuant to which Peoples granted Old Davel an option to purchase up to 3,226,274 shares of newly issued Peoples common stock, at a price of $5.86 per share, subject to certain adjustments (the "Option"). The Option becomes exercisable in the event that the Merger Agreement is terminated under certain conditions.

         Effective as of July 5, 1998, Peoples entered into Shareholder Voting Agreements with each of Mr. David R. Hill, Chairman of the Board of Old Davel, and Samstock, L.L.C., an affiliate of Equity Group Investments, Inc. ("Samstock"), pursuant to which, among other things, each of Mr. Hill and Samstock agreed to vote all shares of Old Davel common stock owned by them in favor of the Peoples/Davel Transaction. Samstock, an investment vehicle controlled by Mr. Sam Zell, is the record and beneficial owner of 1,623,900 shares of Old Davel common stock.

         The foregoing is a summary only and is qualified in its entirety by reference to the Merger Agreement, the UBS Voting Agreement, the Option Agreement, and the Shareholder Voting Agreements, each of which is filed as an exhibit hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

         2 Agreement and Plan of Merger and Reorganization dated as of July 5, 1998 by and among Davel Holdings, Inc., Davel Communications Group, Inc. and Peoples Telephone Company, Inc.

         10.1 Corporate Governance, Liquidity and Voting Agreement by and among UBS Capital II LLC, Davel Communications Group, Inc., Davel Holdings, Inc. and Peoples Telephone Company, Inc. dated as of July 5, 1998.

         10.2 Termination Option Agreement dated as of July 5, 1998 by and among Davel Communications Group, Inc. and Peoples Telephone Company, Inc.

         10.3 Voting Agreement, dated as of July 5, 1998, by and between Peoples Telephone Company, Inc. and Mr. David R. Hill.

         10.4 Voting Agreement, dated as of July 5, 1998, by and between Peoples Telephone Company, Inc. and Samstock, L.L.C.


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         99       Joint Press Release of Peoples Telephone Company, Inc. and
                  Davel Communications Group, Inc., dated July 6, 1998.


         SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           PEOPLES TELEPHONE COMPANY, INC.


Dated: July 14, 1998       By: /s/  William A. Baum
                                  ---------------------
                                    William A. Baum
                                    Chief Financial Officer






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                                Index to Exhibits


Exhibit           Exhibit
-------           -------
Number
------

2 Agreement and Plan of Merger and Reorganization dated as of July 5, 1998 by and among Davel Holdings, Inc., Davel
                  Communications Group, Inc. and Peoples Telephone Company, Inc.

10.1 Corporate Governance, Liquidity and Voting Agreement by and among UBS Capital II LLC, Davel Communications Group, Inc.,
                  Davel Holdings, Inc. and Peoples Telephone Company, Inc. dated as of July 5, 1998.

10.2 Termination Option Agreement dated as of July 5, 1998 by and among Davel Communications Group, Inc. and Peoples Telephone
                  Company, Inc.

10.3 Voting Agreement, dated as of July 5, 1998, by and between Peoples Telephone Company, Inc. and Mr. David R. Hill.

10.4 Voting Agreement, dated as of July 5, 1998, by and between Peoples Telephone Company, Inc. and Samstock, L.L.C.

99                Joint Press Release of PhoneTel Technologies, Inc. and Davel
                  Communications Group, Inc., dated July 6, 1998.






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